Exhibit 99.1

Encore Capital Group Announces Management Succession Plan

SAN DIEGO — (BUSINESS WIRE)—April 1, 2005 — Encore Capital Group, Inc. (Nasdaq:ECPG), a leading accounts receivable management firm, today announced a management succession plan for the positions of Chief Executive Officer and Chief Financial Officer.

Effective October 3, 2005, J. Brandon Black, Encore Capital’s current President and Chief Operating Officer, will succeed Carl C. Gregory, III as Chief Executive Officer. After relinquishing his duties as CEO, Mr. Gregory will continue to work full-time as the Company’s Vice Chairman.

Separately, on May 3, 2005, Paul J. Grinberg, Encore’s current Senior Vice President, Finance, will become Encore’s CFO upon the retirement of Barry R. Barkley, the current CFO.

Richard Mandell, Chairman of the Board, said, “Encore’s board of directors made a commitment to build a deep, talented management team. As a result, this succession plan enables a smooth transition, while providing for the continued involvement of Carl Gregory. Encore’s board is confident that the Company will continue to expand upon its proven track record of success under Brandon and Paul’s leadership.”

Commenting on the management succession plan, Mr. Gregory said, “Over the next six months, I will be working closely with Brandon to ensure a smooth leadership transition. Brandon has been instrumental in helping direct the turnaround and growth of Encore Capital over the past few years and is the ideal person to lead the Company in the future. Since joining Encore, Brandon has become one of the industry’s leaders, and I am confident that he will be an excellent CEO. Once Brandon assumes the CEO role, I will continue working with him to support our growth strategies. I would also like to thank Barry for his outstanding work as our Chief Financial Officer and his tireless efforts to make Encore a better company. He has played a major role in Encore’s success. I am pleased that he will remain with the Company as a director, pending his election by the stockholders.”

J. Brandon Black joined the Company in May 2000 as Chief Operating Officer. Prior to joining the Company, Mr. Black was the Senior Vice President of Operations for West Capital Financial Services Corp. Mr. Black previously worked as the Senior Vice President of Operations for First Data Resources and the Vice President of Risk Operations for Capital One Financial Corporation. Mr. Black received a bachelor’s degree from the College of William and Mary and an MBA from the University of Richmond.

Mr. Black commented, “I am gratified by the board’s confidence in me and am looking forward to working closely with Carl and Paul during this transition period. We recruited Paul in anticipation of Barry’s retirement, and they have been working closely together in managing our day-to-day accounting and reporting. In addition, Paul’s strong understanding of our business model and strategies has allowed him to spearhead many of our initiatives outside the core debt buying business. Carl, Paul and I intend to continue managing the company in the conservative, disciplined fashion that has served us well in the past, while also using our strong management team, unique analytical abilities and access to capital to identify new vehicles for creating additional shareholder value, including the selective acquisition of complementary businesses.”

Mr. Grinberg, who joined the Company in September 2004, has extensive experience serving in senior management positions for various companies including Chief Financial Officer for both Stellcom Inc. and Telespectrum Worldwide, Inc. He also founded and served as President of Brio Consulting, a firm that helped venture and private equity backed companies with strategy, M&A, business planning and interim CFO services, and was a partner in both the Audit Group and M&A Services Group at Deloitte & Touche LLP. He received a Bachelor of Science degree in Accounting from Yeshiva University in New York and an MBA degree from Columbia University.

Mr. Black and Mr. Barkley have been nominated for election to the Company’s board of directors to fill vacancies created by the retirement of current directors Robert M. Whyte and Neville J. Katz. The election for the board of directors will take place at Encore Capital Group’s annual meeting of stockholders on May 3, 2005.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of future contingent interest expense, purchase volumes, revenues, income or loss (including our expectations regarding the current environment for portfolio purchases and its effect on revenue recognition rates and profitability); estimates of capital expenditures; plans for future operations, products or services; and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the Company’s ability to acquire and collect on portfolios consisting of new types of receivables; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s ability to successfully execute acquisitions; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2004. Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

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CONTACT:
Encore Capital Group, Inc. (Shareholders/Analysts)
Carl C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com
or
Financial Relations Board (Press)
Tony Rossi, 310-854-8317 (Investor Relations)
trossi@financialrelationsboard.com

SOURCE: Encore Capital Group, Inc.